Exhibit 99.2

1 Preliminary Fourth Quarter 2021 Earnings Supplement Fourth Quarter 2021 Preliminary Earnings Supplement January 19, 2022

2 Preliminary Fourth Quarter 2021 Earnings Supplement Forward - Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of January 19, 2022. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 12 - 21 of our Form 10 - K filed on February 26, 2021 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward - looking statements.

3 Preliminary Fourth Quarter 2021 Earnings Supplement Preliminary Fourth Quarter 2021 Results • Matson finished off a strong year with continued improvement in economic and business trends in our markets driving solid performance in both Ocean Transportation and Logistics • China service continued to see significant demand – Volume for e - commerce, garments and other goods remained elevated – Was the primary driver of the increase in 4Q21 consolidated operating income year - over - year • Transpacific tradelane is currently experiencing supply chain congestion due to a combination of ongoing elevated consumption trends, U.S. domestic supply chain constraints, and inventory restocking – For 2022, expect these conditions to remain largely in place through at least the October peak season and expect elevated demand for our China service for most of the year • Ocean Transportation – China strength – CCX volume and the benefit of a 53 rd week – In Hawaii, Alaska and Guam , continued to see strong demand with higher year - over - year volumes, including the benefit of a 53 rd week, compared to the largely pandemic - reduced volumes in 4Q20 • Logistics – Continued to see elevated goods consumption, inventory restocking and favorable supply and demand fundamentals in our core markets • Repurchased approximately 1.0 million and 2.5 million shares in 4Q21 and FY 2021 for a total cost of $84.5 million and $200.1 million, respectively

4 Preliminary Fourth Quarter 2021 Earnings Supplement Preliminary Fourth Quarter 2021 Results (continued) (1) Total debt is presented before any adjustment for deferred loan fees as required by U.S. GAAP .. (2) The 4Q21 effective income tax rate range benefited from a deduction related to foreign - derived intangible income (“FDII”) under section 250 of the Internal Revenue Code. Matson benefits from a FDII deduction as it relates to U.S. corporations that generate income from services provided to forei gn countries.

5 Preliminary Fourth Quarter 2021 Earnings Supplement Hawaii Service Fourth Quarter 2021 Performance • Container volume increased 10.4% YoY – Higher retail and hospitality - related demand compared to 4Q20, which was negatively impacted by state’s COVID - 19 mitigation efforts – Includes benefit of extra week in 4Q21 – Continued rebound in tourism and Hawaii economy despite slowdown early in the quarter due to state’s efforts to address COVID - 19 Delta variant • 4 Q21 volume 11.3% higher than 4Q19 volume – Includes benefit of extra week in 4Q21 • Cautiously optimistic on further economic recovery in Hawaii in 2022 – Improving unemployment rate – Increasing tourism traffic, including international visitors later in the year – Further waves of COVID - 19 variants present possibility of economic slowdowns Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2020 2021 Note : 2Q20 volume figure includes volume related to Pasha’s vessel dry - docking. 4Q21 volume figure includes the benefit of a 53 rd week. 10.4%

6 Preliminary Fourth Quarter 2021 Earnings Supplement China Service Fourth Quarter 2021 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 48,000 53,000 58,000 Q1 Q2 Q3 Q4 2020 2021 Note : 2Q20 volume figure includes volume related to seven CLX+ voyages. 3Q21 volume figure includes volume related to five CCX voyages. Weekly CLX+ voyages started in 3Q20. 4Q21 volume figure includes the benefit of a 53 rd week .. 32.7% • Container volume increased 32.7% YoY – CCX volume – Includes benefit of extra week in 4Q21 – Total number of eastbound voyages, including impact of 53 rd week, increased by 9 YoY: 8 from CCX and one from CLX • Demand driven by e - commerce, garments and other goods – Sustained and elevated consumption trends and low inventory levels driving increased demand for expedited ocean services • Expect to keep CCX service at least through October 2022 peak season

7 Preliminary Fourth Quarter 2021 Earnings Supplement Guam Service Fourth Quarter 2021 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2020 2021 14.0% • Container volume increased 14.0% YoY – Higher retail - related demand compared to pandemic - reduced level in year ago period • 4Q21 volume 18.8% higher than 4 Q19 volume • Cautiously optimistic on further economic recovery in Guam in 2022 – Expect improvement in tourism traffic as the year progresses

8 Preliminary Fourth Quarter 2021 Earnings Supplement Alaska Service Fourth Quarter 2021 Performance • Container volume increased 10.2% YoY – Increase in Alaska - Asia Express (AAX) seafood volume – Includes benefit of extra week in 4Q21 – Higher southbound volume • 4 Q21 volume 31.1% higher than 4Q19 volume – Includes benefit of extra week in 4Q21 • Improving economic trends in Alaska, but economic recovery trajectory remains uncertain Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2020 2021 10.2% Note : 1Q20 volume figure includes volume related to TOTE’s vessel dry - docking. AAX service started in 4Q20 .. 4Q21 volume figure includes the benefit of a 53 rd week.

9 Preliminary Fourth Quarter 2021 Earnings Supplement Matson Logistics Fourth Quarter 2021 Performance Operating Income $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 $ 16.0 $ 18.0 Q1 Q2 Q3 Q4 $ in millions 2020 2021 $14.0 to $15.0 million • Operating income of $14.0 to $15.0 million; YoY change of approximately $4.4 to $5.4 million • Benefitted from: – Elevated goods consumption and inventory restocking – F avorable supply and demand fundamentals in core markets